Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Charles D. Christy	Kristine D. Brenner
EVP & Chief Financial Officer	Director of Investor Relations
(810) 237-4200	(810) 257-2506
charlie.christy@citizensbanking.com	kristine.brenner@citizensbanking.com
CITIZENS REPUBLIC BANCORP MANAGEMENT
TO PRESENT AT INVESTOR CONFERENCE
FLINT, MICHIGAN, November 23, 2009 — Citizens Republic Bancorp (NASDAQ: CRBC) announced today that Cathleen H. Nash, president and chief executive officer, and Charles D. Christy, executive vice president and chief financial officer, will present at the FBR Capital Markets Fall Investor Conference in New York City on December 1, 2009 at 2:20 pm Eastern.
The power point presentation and links to the live web casts are available under the investor relations section of our web site at www.citizensbanking.com. If you are unable to listen to events live, a replay will be available at the same website for 90 days.
Corporate Profile
Citizens Republic Bancorp is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin, and Indiana as Citizens Bank and in Iowa as F&M Bank, with 232 offices and 267 ATMs. Citizens Republic Bancorp is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and the 48th largest bank holding company headquartered in the United States. More information about Citizens Republic Bancorp is available at www.citizensbanking.com.
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